CONSENT OF INDEPENDENT AUDITORS


 We consent to the incorporation in this Registration Statement of the Ohio Valley Banc Corp. (the "Company") on Form S-3, of our report dated February 4, 1999 on the 1998 consolidated financial statements of the Company, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this Registration Statement.

                                        Crowe, Chizek and Company LLP

Columbus, Ohio
March 26, 1999